G4

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 9, 2013

Date of Report (Date of earliest event reported)

AAR CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation)

1-6263	36-2334820
(Commission File Number)	(IRS Employer Identification No.)

One AAR Place, 1100 N. Wood Dale Road

Wood Dale, Illinois 60191

(Address and Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code:  (630) 227-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As described below in Item 5.07, on October 9, 2013, the stockholders of AAR CORP. (the “Company”) approved the AAR CORP. 2013 Stock Benefit Plan (the “Plan”), a copy of which appears as Exhibit A to the Company’s 2013 proxy statement.  The Board of Directors of the Company (the “Board”), upon the recommendation of the Compensation Committee (the “Committee”), had previously approved the Plan, subject to stockholder approval.  The Plan succeeds the AAR CORP. Stock Benefit Plan.

Description of the Plan

The Plan provides for discretionary grants of stock options, stock awards, stock unit awards and stock appreciation rights (“SARs”) to key employees and non-employee directors.  The material terms of the Plan are:

Administration.  The Plan is administered by the Committee, which has full authority to select the individuals who will receive awards under the Plan, determine the form and amount of each of the awards to be granted and establish the terms and conditions of awards.  As permitted by the Plan, the Committee has delegated to the Chief Executive Officer (acting in his capacity as a director of the Company) authority to grant Awards to key employees other than himself who are not officers subject to Section 16 of the Securities Exchange Act of 1934 or who are or may become subject to Section 162(m) of the Internal Revenue Code. Such awards will be consistent with the terms and conditions set forth in the forms of award agreement approved by the Committee. The CEO’s grant authority for Fiscal 2014 is limited to awards covering 50,000 shares.

Shares Available.  The number of shares of the Company’s common stock that may be issued under the Plan is 2,500,000 shares.  The maximum number of shares as to which a single key employee may receive stock options and SARs in any calendar year is 800,000, and the maximum number of shares issuable as stock awards and stock unit awards intended to qualify as “performance-based” under Section 162(m) of the Internal Revenue Code to any single key employee in any calendar year is 300,000.  Grants of stock options and SARs will reduce the number of available shares by one share for each share subject to the option or SAR, and grants of stock awards and stock units settled in shares will reduce the number of available shares by two shares for every one share delivered.  Awards that may be settled only in cash will not reduce the number of shares available for issuance.

If there is a lapse, forfeiture, expiration, termination or cancellation of any award for any reason, the shares subject to the award will again be available for issuance under the Plan, to be added back in the same multiple as when they were awarded.  By contrast, any shares subject to an award that are delivered to the Company by a participant, or withheld by the Company on behalf of a participant, as payment for an award or payment of withholding taxes due in connection with an award will not again be available for issuance, and all such shares will count toward the number of shares issued under the Plan.

Eligibility.  All employees of the Company designated as key employees for purposes of the Plan and all non-employee directors of the Company are eligible to receive awards under the Plan. As of August 1, 2013, approximately 200 key employees and all non-employee directors were eligible to participate in the Plan.

Awards to Participants.  The Plan provides for discretionary grants of stock options, stock awards, stock unit awards and SARs to participants.  Each award made under the Plan will be evidenced by a written award agreement specifying the terms and conditions of the award as determined by the Committee in its sole discretion, consistent with the terms of the Plan.

Stock Options.  The Committee may grant non-qualified stock options or incentive stock options to key employees and non-qualified stock options to non-employee directors.  The Committee has the discretion to set the terms and conditions applicable to the options, including the number of shares subject to the option and the vesting schedule; provided that (i) the exercise price of each stock option will not be less than the closing price of the Company’s common stock on the date on which the option is granted (“fair market value”), (ii) each option will expire ten years from the date of grant, and (iii) no option can be amended such that it would be considered a “repricing” without stockholder approval.

Stock Awards.  The Committee may grant stock awards to participants.  The number of shares awarded to each participant, and the restrictions, terms and conditions of the award, will be at the discretion of the Committee.  Subject to the restrictions, a participant will be a stockholder with respect to the shares awarded to him or her and will have the rights of a stockholder with respect to the shares, including the right to vote the shares and receive dividends on the shares; provided that dividends otherwise payable on any performance-based stock award will be held by the Company and will be paid only when and to the extent the restrictions on such stock award lapse, and the Committee in its discretion can accumulate and hold the dividends on any other stock award until the restrictions on the shares lapse.

Stock Units.  The Committee may grant stock unit awards to participants.  Each stock unit entitles the participant to receive, on a specified date or event set forth in the award agreement, one share of common stock of the Company or cash equal to the fair market value of one share on such date or event, as provided in the award agreement.  The number of stock units awarded to each participant, and the terms and conditions of the award, will be at the discretion of the Committee.  A participant will not be a stockholder with respect to the stock units awarded to him prior to the date they are settled in shares of common stock.  The Committee may provide that the participant will be paid an amount equal to the dividends that would have been paid had the stock units been actual shares; provided that dividend equivalents payable on performance-based stock units will be held by the Company and paid only when and to the extent the restrictions lapse, and the Committee in its discretion can accumulate and hold such amounts payable on any other stock units until the restrictions on the stock units lapse.

SARs.  The Committee may grant SARs to key employees under the Plan.  Each SAR entitles the key employee to receive, in cash or shares of common stock, the difference between the fair market value of the common stock on the date of exercise of the right and the exercise price thereof, multiplied by the number of shares with respect to which the right is being exercised.  The Committee has the discretion to set the terms and conditions applicable to SARs, provided that (i) the exercise price of each SAR will not be less than the fair market value of the shares on the date the SAR is granted, (ii) each SAR will expire ten years from the date of grant, and (iii) no SAR can be amended such that it would be considered a “repricing” without stockholder approval.

Performance-Based Awards.  The Committee has the discretion to establish restrictions on any stock awards and stock unit awards to qualify the awards as “performance-based compensation” under Section 162(m) of the Internal Revenue Code so that they are fully deductible by the Company for federal income tax purposes.

Change in Control.  The Plan gives the Committee the discretion to determine how Plan awards are treated upon a change in control.  The current award agreements to be approved by the Committee provide that upon a change in control, outstanding awards become immediately vested and exercisable, all restrictions on awards lapse and any performance-based goals are deemed satisfied at the target level.

Term.  No awards may be granted under the Plan on or after October 9, 2023.

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

On October 9, 2013, the Company held its 2013 annual meeting of stockholders (the “Annual Meeting”).  At the Annual Meeting, 37,477,929 shares of common stock, par value $1.00 per share, or approximately 94.66%  of the 39,589,654 shares of common stock outstanding and entitled to vote at the Annual Meeting, were present in person or by proxy.  Set forth below are the matters acted upon by the Company’s stockholders at the Annual Meeting, as described in the Company’s proxy statement filed on August 31, 2013, and the final voting results on each such matter.

Proposal 1:                                   Election of Directors.

The stockholders elected each of the Company’s four Class II director nominees for a three-year term expiring at the 2016 annual meeting, as reflected in the following voting results:

Name of Nominee	For	Withheld	Broker Non-Votes
Norman R. Bobins	22,325,781	11,558,659	3,593,489
Ronald R. Fogleman	24,546,844	9,337,596	3,593,489
James E. Goodwin	31,862,051	2,022,389	3,593,489
Marc J. Walfish	31,941,057	1,943,383	3,593,489

The continuing directors of the Company are Anthony K. Anderson, Michael R. Boyce, Patrick J. Kelly, Peter Pace, Timothy J. Romenesko, David P. Storch and Ronald B. Woodard.

Proposal 2:                                   Advisory Vote on Executive Compensation.

The stockholders approved the advisory vote on executive compensation for the fiscal year ended May 31, 2013, as reflected in the following voting results:

For	Against	Abstain	Broker Non-Votes
23,215,505	10,484,000	184,935	3,593,489

Proposal 3:                                   AAR CORP. 2013 Stock Plan.

The stockholders approved the AAR CORP. 2013 Stock Plan, as reflected in the following voting results:

For	Against	Abstain	Broker Non-Votes
27,782,562	6,064,994	37,190	3,593,489

Proposal 4:                                   Ratification of Appointment of Independent Registered Public Accounting Firm.

The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2014, as reflected in the following voting results:

For	Against	Abstain
37,088,444	363,176	26,309

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2013

AAR CORP.

	By:	/s/ ROBERT J. REGAN
Robert J. Regan
Vice President, General Counsel and Secretary